TRIBUTE PHARMACEUTICALS CANADA INC.

NOTICE OF ANNUAL AND SPECIAL MEETING AND MANAGEMENT INFORMATION CIRCULAR

May 6, 2015

TRIBUTE PHARMACEUTICALS CANADA INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual and special meeting (the "Meeting") of the shareholders of **TRIBUTE PHARMACEUTICALS CANADA INC.** (the "Company") will be held at the offices of Company, Teatro Conference & Event Centre, Rialto Room, 121 Chisholm Drive, Milton, Ontario L9T 4A6 on Friday, the 19th day of June, 2015 at the hour of 11:00 a.m. (Toronto time) for the following purposes:

1. **TO RECEIVE** the financial statements of the Company for the year ended December 31, 2014, together with the report of the auditors thereon;

2. **TO RE-APPOINT** auditors of the Company for the ensuing year and authorize the directors to fix their remuneration;

3. **TO ELECT** directors for the ensuing year;

4. **TO CONSIDER** and, if thought appropriate, pass a resolution, ratifying and approving the continuation of the Company's 10% rolling Stock Option Plan;

5. **TO TRANSACT** such other business as may properly come before the Meeting.

The accompanying management information circular provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this notice.

This year, as described in the notice and access notification mailed to shareholders of the Company, the Company has decided to deliver the Meeting materials to shareholders by posting the Meeting materials on the following website: https://noticeinsite.tmxequity.com/TributeASM2015 (the "Website") The use of this alternative means of delivery is more environmentally friendly as it will help reduce paper use and it will also reduce the Company's printing and mailing costs. The Meeting materials will be available on the Website as of May 19, 2015, and will remain on the Website until June 19, 2016. The Meeting materials will also be available on SEDAR at www.sedar.com.

No shareholders will receive paper copies of the Meeting materials unless they specifically request paper copies. Instead all shareholders will receive a notice and access notification which will contain information on how to obtain electronic and paper copies of the Meeting materials in advance of the Meeting. If you wish to receive a paper copy of the Meeting materials or have questions about notice-and-access please call 1-866-393-4891. In order to receive a paper copy in time to vote before the meeting, your request should be received by June 10, 2015.

The record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting is May 6, 2015 (the "**Record Date**"). Shareholders whose names have been entered in the register of shareholders at the close of business on that date will be entitled to receive notice of and to vote at the Meeting.

A shareholder may attend the Meeting in person or may be represented by proxy. Shareholders who are unable to attend the Meeting or any adjournment or postponement thereof in person are requested to date, sign and return the accompanying form of proxy for use at the Meeting or any adjournment or postponement thereof. To be effective, the enclosed proxy must be mailed so as to reach or be deposited at the office of the Registrar and Transfer Agent of the Company, TMX Equity Transfer Services at 200 University Avenue, Suite 300, Toronto, Ontario, M5H 4H1, Attention: Proxy Department, or be faxed to (416) 595-9593, not later than forty-eight (48) hours

(Toronto time), excluding Saturdays, Sundays and holidays prior to the time of the Meeting or any adjournment thereof. Late instruments of proxy may be accepted or rejected by the Chairman of the Meeting in his discretion and the Chairman is under no obligation to accept or reject any particular late instruments of proxy.

A form of proxy solicited by management in respect of the Meeting is enclosed herewith. Shareholders who are unable to be personally present at the Meeting are requested to date, sign and return in the envelope provided for that purpose the enclosed form of proxy for use at the Meeting.

DATED at Milton, Ontario this 6th day of May, 2015

BY ORDER OF THE BOARD

"Robert Harris"

ROBERT HARRIS
President and Chief Executive Officer

TRIBUTE PHARMACEUTICALS CANADA INC.

MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES

This Management Information Circular is furnished in connection with the solicitation of proxies by or on behalf of management of Tribute Pharmaceuticals Canada Inc. (the "Company") for use at the annual and special meeting of the shareholders of the Company (the "Meeting") to be held at the offices of the Company, Teatro Conference & Event Centre, Rialto Room, 121 Chisholm Drive, Milton, Ontario L9T 4A6, on Friday, the 19th day of June, 2015, at the hour of 11:00 a.m. (Toronto time) for the purposes set forth in the annexed notice of the Meeting. Unless otherwise noted, all information set forth herein is given as at May 6, 2015. The cost of solicitation by or on behalf of management will be borne by the Company. The Company may reimburse brokers, custodians, nominees and other fiduciaries for their reasonable charges and expenses incurred in forwarding the proxy material to beneficial owners of common shares. It is expected that such solicitation will be primarily by mail. In addition to solicitation by mail, certain officers, directors and employees of the Company may solicit proxies by telephone or personally. These persons will receive no compensation for such solicitation other than their regular salaries.

MANNER IN WHICH PROXIES WILL BE VOTED

The common shares represented by the accompanying form of proxy, if the same is properly executed in favour of Mr. Harris or Mr. Tenney, the management nominees, and is received at the offices of TMX Equity Transfer Services, 200 University Avenue, Suite 300, Toronto, Ontario M5H 4H1 or, by facsimile at (416) 595-9593 not later than 11:00 a.m. (Toronto time) on Wednesday, June 17, 2015, or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting, will be voted at the Meeting, and where a choice is specified in respect of any matter to be acted upon, will be voted in accordance with the specifications made. **In the absence of such a specification, such shares will be voted in favour of such matter.**

The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the annexed notice of Meeting, and with respect to other matters which may properly come before the Meeting. At the date hereof, management of the Company knows of no such amendments, variations or other matters.

ALTERNATE PROXY

Each shareholder has the right to appoint a person other than the persons named in the accompanying form of proxy, who need not be a shareholder, to attend and act for him and on his behalf at the Meeting. Any shareholder wishing to exercise such right may do so by inserting in the blank space provided in the accompanying form of proxy the name of the person whom such shareholder wishes to appoint as proxy and by duly depositing such proxy, or by duly completing and depositing another proper form of proxy.

REVOCABILITY OF PROXY

A shareholder giving a proxy has the power to revoke it. Such revocation may be made by the shareholder attending the Meeting, duly executing another form of proxy bearing a later date and depositing the same before the specified time, or may be made by written instrument revoking such proxy executed by the shareholder or by his or her attorney authorized in writing and deposited with the Company c/o **TMX Equity Transfer Services, 200 University Avenue, Suite 300, Toronto, Ontario M5H 4H1 or, by facsimile at (416) 595-9593** at any time up to and including the close of business on the

last business day preceding the day of the Meeting or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof or in any other manner permitted by law. If such written instrument is deposited with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof, such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

VOTING BY PROXY AT THE MEETING

If a registered shareholder cannot attend the Meeting but wishes to vote on the resolutions, the registered shareholder should sign, date and deliver the enclosed form of proxy to the Company's registrar and transfer agent, TMX Equity Transfer Services, 200 University Avenue, Suite 300, Toronto, Ontario M5H 4H1 or, by facsimile at (416) 595-9593 so it is received at least 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting or any adjournment thereof. **The persons named in the enclosed form of proxy are directors and/or officers of the Company. A shareholder giving a proxy can strike out the names of the nominees printed in the accompanying form of proxy and insert the name of another nominee in the space provided, or the shareholder may complete another form of proxy. A proxy nominee need not be a shareholder of the Company**. A registered shareholder giving a proxy has the right to attend the Meeting, or appoint someone else to attend as his or her proxy at the Meeting and the proxy submitted earlier can be revoked in the manner described under "Revocability of Proxy".

ADVICE TO BENEFICIAL HOLDERS OF SECURITIES

The information set forth in this section is of significant importance to many public shareholders of the Company, as a substantial number of the public shareholders of the Company do not hold common shares in their own names. Shareholders who do not hold their common shares in their own names (referred to in this Management Information Circular as "**Beneficial Shareholders**") should note that only proxies deposited by shareholders whose names appear on the records of the Company as the registered holders of the common shares can be recognized and acted upon at the Meeting. If common shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those common shares will not be registered in the shareholder's name on the records of the Company. Such common shares will more likely be registered under the name of the shareholder's broker or an agent of that broker. In Canada, the vast majority of such common shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms). Common shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers/nominees are prohibited from voting common shares for their clients. The directors and officers of the Company do not know for whose benefit the common shares registered in the name of CDS & Co. are held.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided to registered shareholders. However, its purpose is limited to instructing the registered shareholders how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. ("**Broadridge**"). Broadridge typically applies a decal to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of common shares to be represented at the Meeting. A Beneficial Shareholder receiving a proxy with a Broadridge decal on it cannot use that proxy to vote common shares directly at the Meeting. The proxy must be returned to Broadridge well in advance of the Meeting in order to have the common shares voted.

Since the Company does not have access to the names of its non-registered shareholders, if a Beneficial Shareholder attends the Meeting, the Company will have no record of the Beneficial

Shareholder's shareholdings or of its entitlement to vote unless the Beneficial Shareholder's nominee has appointed the Beneficial Shareholder as proxyholder. Therefore, a Beneficial Shareholder who wishes to vote in person at the Meeting must insert its own name in the space provided on the voting instruction form sent to the Beneficial Shareholder by its nominee, and sign and return the voting instruction form by following the signing and returning instructions provided by its nominee. By doing so, the Beneficial Shareholder will be instructing its nominee to appoint the Beneficial Shareholder as proxyholder. The Beneficial Shareholder should not otherwise complete the voting instruction form as its vote will be taken at the Meeting.

NOTICE AND ACCESS

This year, as described in the notice and access notification mailed to shareholders of the Company, the Company has decided to deliver the Meeting materials to shareholders by posting the Meeting materials on the following website: https://noticeinsite.tmxequity.com/TributeASM2015 (the "Website"). The use of this alternative means of delivery is more environmentally friendly as it will help reduce paper use and it will also reduce the Company's printing and mailing costs. The Meeting materials will be available on the Website as of May 19, 2015, and will remain on the Website until June 19, 2016. The Meeting materials will also be available on SEDAR at www.sedar.com.

No shareholders will receive paper copies of the Meeting materials unless they specifically request paper copies. Instead all shareholders will receive a notice and access notification which will contain information on how to obtain electronic and paper copies of the Meeting materials in advance of the Meeting. If you wish to receive a paper copy of the Meeting materials or have questions about notice-and-access please call 1-866-393-4891. In order to receive a paper copy in time to vote before the meeting, your request should be received by June 10, 2015.

The Company's transfer agent will send the proxy-related materials directly to non-objecting beneficial owners under National Instrument 54-101. The Company does not intend to pay for proximate intermediaries to forward the proxy-related materials and the voting instruction form to objecting beneficial owners under National Instrument 54-101. Objecting beneficial owners will not receive the materials unless the objecting beneficial owner's intermediary assumes the cost of delivery.

INTEREST OF CERTAIN PERSONS AND CORPORATIONS IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of the Company since the beginning of the last financial year and no associate or affiliate of any such director or executive officer has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

As at May 6, 2015 the Company had outstanding 100,307,488 common shares, each carrying the right to one vote. The record date for the determination of shareholders entitled to receive notice of the Meeting has been fixed as the close of business on May 6, 2015. In accordance with the provisions of the *Business Corporations Act* (Ontario), the Company will arrange for a list of holders of common shares to be prepared on such record date. Each holder of common shares named in the list will be entitled to vote the common shares shown opposite his name on the list at the Meeting.

As of the date hereof, to the knowledge of the directors and senior officers of the Company, there are no shareholders that own or control more than 10% of the issued and outstanding common shares.

PARTICULARS OF MATTERS TO BE ACTED UPON

(1) Financial Statements

The shareholders will receive and consider the audited financial statements of the Company for the fiscal year ended December 31, 2014 together with the auditor's report thereon.

(2) Re-Appointment of Auditors

Shareholders of the Company will be asked to vote for the re-appointment of McGovern, Hurley, Cunningham LLP, as the Company's auditors, to hold office until the next annual meeting of the Shareholders, or until their successors have been appointed, at a remuneration to be fixed by the Directors.

The management of the Company recommends the re-appointment of McGovern, Hurley, Cunningham LLP, as auditors of the Company. McGovern, Hurley, Cunningham LLP was originally appointed as the auditors for the Company on May 20, 2009.

This resolution requires the approval of a simple majority of the votes cast at the Meeting, in person or by proxy, in order to be approved.

In the absence of instructions to the contrary, the common shares represented by a properly executed form of proxy in favour of the persons designated by management of the Company will be voted FOR the re-appointment of McGovern, Hurley, Cunningham LLP as auditors of the Company.

(3) Election of Directors

The articles of the Company provide that the number of directors shall be a minimum of one and a maximum of ten and there are currently seven directors. **Unless the authority to do so is withheld, the persons named in the accompanying form of proxy (if the same is duly executed in their favour and is duly deposited) will vote the common shares represented thereby in favour of the election as directors of the persons named below.** If prior to the Meeting any vacancies occur in the slate of nominees listed below, unless the authority to do so is withheld, it is intended that discretionary authority shall be exercised to vote the common shares represented by the proxies solicited in respect of the Meeting for the election of such other person or persons as directors in accordance with the best judgment of management. Management is not aware that any of such nominees would be unwilling or unable to serve as a director if elected.

The board of directors of the Company (the "**Board**") has adopted a policy that entitles each Shareholder to vote for each nominee on an individual basis. Each director should be elected by the vote of a majority of the common shares represented in person or by proxy at the Meeting that are voted in respect of that nominee. If any nominee for election as a director receives, from the common shares voted at the Meeting in person or by proxy, a greater number of votes "withheld" than votes "for" his election, the nominee will be expected to promptly offer his resignation to the Chairman of the Board following the Meeting, to take effect upon acceptance by the Board.

In such circumstances, the remaining Board members will expeditiously consider such director's offer to resign. Within 90 days of the Meeting, the Board will make a final decision concerning the acceptance of such director's resignation and announce that decision by way of news release. Any director who offers his resignation will not participate in the deliberations of the Board or any of its committees pertaining to the resignation.

The process only applies in circumstances involving an "uncontested" election of directors – where the number of nominees does not exceed the number of directors to be elected and where no proxy materials are circulated in support of one or more nominees who are not a part of the slate supported by the Board for

election at the Meeting. Subject to the applicable corporate law, where the Board accepts the offer of resignation of a director and that director resigns, the Board may exercise its discretion with respect to the resulting vacancy and may, without limitation, leave the resultant vacancy unfilled until the next annual meeting of Shareholders, fill the vacancy through the appointment of a new director whom the Board considers to merit the confidence of the Shareholders, or call a special meeting of Shareholders to elect a new nominee to fill the vacant position.

The information below as to the number of common shares of the Company beneficially owned by the proposed nominees, not being within the knowledge of the Company, has been furnished by the respective persons individually.

Name, Municipality of Residence and Position and/or Office with the Company	Principal Occupation	Period Served as a Director	Common Shares Beneficially Owned, Directly or Indirectly, or Over Which Control or Direction is Exercised*
Steven Goldman(1)(2)(3) Toronto, Ontario Director	Lawyer, Partner at Goldman Hine LLP.	Since April 9,2010	3,108,346(4)
John Gregory Tennessee, U.S.A. Director	Managing partner of SJ Strategic Investments LLC	Since February 26, 2007	8,001,294(5)
Robert Harris Milton, Ontario President, Chief Executive Officer and Director	President and Chief Executive Officer	Since December 1, 2011	9,187,500(6)
John Kime(2)(3) London, Ontario Director	President, iBD Advisors Inc.	Since November 28, 2000	233,696
Scott Langille Guelph, Ontario Director, Chief Financial Officer	Chief Financial Officer	Since June 22, 2012	6,843,750(7)
Arnold Tenney Toronto, Ontario Chairman	President of LMT Consulting	Since April 29, 2004	1,307,300(8)
F. Martin Thrasher(1)(2)(3) London, Ontario Director	President of FMT Consulting	Since April 22, 2009	1,875,000(9)

Notes:

* Does not include options or other convertible securities.

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Member of the Nominating and Corporate Governance Committee

(4) Includes: (i) 615,540 common shares held by RBC Securities on behalf of Mr. Goldman's registered retirement savings plan ("RRSP"), (ii) 958,206 common shares held by Lambent Consulting Corp., (iii) 1,150,600 common shares held by Mr. Goldman's spouse. Mr. Goldman has sole voting and dispositive power over the common shares beneficially held by Lambent Consulting Corp.

(5) Includes: (i) 7,063,794 common shares held by SJ Strategic Investments, LLC. Mr. Gregory has sole voting and dispositive power over the shares held by SJ Strategic Investments, LLC.

(6) Includes: 4,125,000 common shares owned by Mr. Harris's spouse.

(7) The 6,843,750 common shares are owned by Elora Financial Management Inc. Mr. Langille has sole voting and dispositive power over the shares held by Elora Financial Management Inc.

(8) Includes: (i) 1,075,800 common shares held by LMT Financial Inc., (ii) 126,500 common shares held by Arnmat Investments Limited, (iii) 105,000 common shares held by Mr. Tenney's spouse. Mr. Tenney has sole voting and dispositive power over the shares held by LMT Financial, Inc. and Arnmat Investments Limited.

(9) The 1,875,000 common shares are owned by 2089636 Ontario Ltd. Mr. Thrasher has sole voting and dispositive power over the shares held by 2089636 Ontario Ltd.

The biographical information for each of the directors is contained in prior management information circulars of the Company.

Cease Trade Orders and Sanctions

To the best of the Company's knowledge, no proposed director of the Company is at the date hereof, or within the ten years prior to the date hereof has been, a director, chief executive officer or chief financial officer of any company (including the Company) that, while that person was acting in that capacity:

(a) was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days; or

(b) was subject to a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Other than as set forth below, to the best of the Company's knowledge, no proposed director of the Company is at the date hereof, or within the ten years prior to the date hereof has been, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets. Mr. Thrasher was a director of a New Food Classics Inc., a private company which filed for creditor protection in January 2012 under the *Companies' Creditors Arrangement Act* (Canada). Mr. Thrasher resigned from the board of New Food Classics Inc. in February 2012.

Bankruptcies

To the best of the Company's knowledge, no proposed director has, within the ten years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Penalties and Sanctions

No proposed director has been subject to:

(a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director.

(4) Continuation of Stock Option Plan

At the Meeting, Shareholders will be asked to consider and, if thought fit, to pass an ordinary resolution approving the renewal of the Company's rolling Stock Option Plan (the "**Stock Option Plan**") as most recently approved at the Company's shareholders meeting held on June 20, 2014. The purpose of the Stock Option Plan is to assist the Company in attracting, retaining and motivating directors, officers and employees of the Company and to closely align the personal interests of such directors, officers and

employees with the interests of the Company and its shareholders. A summary of the material aspects of the Stock Option Plan can be found under the heading *General Description of the Option Plan* in this Management Information Circular.

Shareholders of the Company will be asked at the Meeting to approve an ordinary resolution in the form below to approve the ratification of the Stock Option Plan.

BE IT RESOLVED THAT, as an ordinary resolution:

1. the Company's stock option plan as described in the Company's management information circular prepared in connection with the 2015 annual and special meeting of Shareholders, be hereby ratified and approved; and

2. any director or officer of the Company be and he or she is hereby authorized and directed, on behalf of the Company, to execute and deliver all such documents and to do all such other acts or things as he or she may determine to be necessary or advisable to give effect to this resolution, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.

In the event that the Stock Option Plan is not so ratified no further options may be granted under the Stock Option Plan but those currently outstanding shall remain in place in accordance with their terms until their expiry.

Such resolution must be approved by a majority of the Company's Shareholders.

The persons named in the enclosed form of proxy intend to vote the common shares represented by such proxy in favour of the ordinary resolution to approve the ratification of the Stock Option Plan, unless the Shareholder who has given such proxy has directed that the common shares be voted against such resolution.

STATEMENT OF CORPORATE GOVERNANCE MATTERS

Corporate governance relates to the activities of the Board, the members of which are elected by and accountable to the shareholders, and accounts for the role of management who are appointed by the Board and charged with the day to day management of the Company. The Board and senior management consider good corporate governance to be central to the effective and efficient operation of the Company. National Policy 58-201 of the Canadian Securities Administrators has set out a series of guidelines for effective corporate governance (the "**Guidelines**"). The Guidelines address matters such as the constitution and independence of corporate boards and the effectiveness and education of board members. National Instrument 58-101 Disclosure of Corporate Governance Practices ("**NI 58-101**") requires the Company to disclose annually in its Management Information Circular certain information concerning its corporate governance practices.

Set out below is a description of the Company's approach to corporate governance in relation to the Guidelines.

Board of Directors

NI 58-101 defines an "independent director" as a director who has no direct or indirect material relationship with the Company. A "material relationship" is in turn defined as a relationship which could, in the view of the Board, be reasonably expected to interfere with such member's independent judgment. The Board is currently comprised of seven members; the Board has determined that three members are not "independent" directors within the meaning of NI 58-101 and the remaining four directors are considered to be independent.

Mr. Harris, Mr. Langille and Mr. Tenney are not considered "independent." Mr. Harris and Mr. Langille are not considered "independent" as the result of their positions as the President and Chief Executive Officer and Chief Financial Officer, respectively, of the Company. Mr. Tenney is not considered "independent" as the result of consulting fees received by LMT, a company beneficially owned by Mr. Tenney and his spouse and the fact that he was the previous interim President and Chief Executive Officer of the Company. The remaining four directors are considered to be independent directors since they are all independent of management and free from any material relationship with the Company. The basis for this determination is that none of the independent directors have worked for the Company, received remuneration from the Company or had material contracts with or material interests in the Company which could interfere with their ability to act with a view to the best interests of the Company.

The Board believes that it functions independently of management. To enhance its ability to act independent of management, the Board may meet in the absence of members of management and the non-independent directors or may excuse such persons from all or a portion of any meeting where a potential conflict of interest arises or where otherwise appropriate. The Board held eleven (11) meetings of the independent directors during the fiscal year ended December 31, 2014.

Board Mandate

The Board is responsible for reviewing and approving the Company's operating plans and budgets as presented by management. The Board is responsible for identifying the principal risks of the Company's business and for ensuring these risks are effectively monitored and mitigated to the extent practicable. Succession planning, including the recruitment, supervision, compensation and performance assessment of the Company's executive officers also falls within the ambit of the Board's responsibilities. The Board is responsible for ensuring effective communications by the Company with its stockholders and the public and for ensuring that the Company adheres to all regulatory requirements with respect to the timeliness and content of its disclosure. In keeping with its overall responsibility for the stewardship of the financial affairs of the Company, the Board created an Audit Committee (as hereinafter defined) which is responsible for the integrity of the Company's internal control and management information systems.

The Board is responsible for approving annual operating plans recommended by management. Board consideration and approval is also required for all material contracts and business transactions and all debt and equity financing proposals.

The Board delegates to management responsibility for meeting defined corporate objectives, implementing approved strategic and operating plans, carrying on the Company's business in the ordinary course, managing the Company's cash flow, evaluating new business opportunities, recruiting staff and complying with applicable regulatory requirements.

The Board believes the Company is well served and the independence of the Board from management is not compromised. The Board does not have, and does not consider it necessary under the circumstances to have, any formal structures or procedures in place to ensure that the Board can function independently of management. The Board believes that its current composition is sufficient to ensure that the Board can function independently of management.

Directorships

None of the directors of the Company are directors of other reporting issuers (or the equivalent) other than:

(i) Mr. Goldman who is a director of Select Sands Corp. (TSX Venture Exchange).

(ii) Mr. Tenney who is a director of Select Sands Corp. (TSX Venture Exchange).

Orientation and Continuing Education

While the Company currently has no formal orientation and education program for new Board members, sufficient information (such as recent annual reports, proxy solicitation materials, various other

operating and budget reports and board and committee mandates) is provided to new Board members to ensure that they are familiar with the Company's business and the procedures of the Board. In addition, directors are encouraged to visit and meet with management on a regular basis. The Company also encourages continuing education of its directors and officers where appropriate in order to ensure that they have the necessary skills and knowledge to meet their respective obligations to the Company.

Ethical Business Conduct

Ethical business behaviour is of great importance to the Board and the management of the Company. The Company has instituted policies on disclosure, insider trading as well as a whistleblower policy for all staff and personnel to report any fraudulent or illegal acts on an anonymous basis directly to the Audit Committee chair. The Company has adopted a written Disclosure Policy in order to ensure that communications to the investing public about the Company are timely, factual, accurate and broadly disseminated in accordance with applicable securities laws. The goal of this Disclosure Policy is to provide a consistent understanding of the Company's approach to disclosure among the Board of Directors, and all employees of the Company. The Company's Whistle Blower Policy was adopted in order to assist in achieving the highest business and personal ethical standards as well as to comply with all laws and regulations that apply to our business. Adherence to these standards will help to ensure decisions reflect care and consideration for all our stakeholders. Both the Disclosure Policy and the Whistle Blower Policy are available from the Company upon request.

In addition, if a director of the Company also serves as a director and/or officer of another company engaged in similar activities, the Board must comply with the conflict of interest provisions of the *Business Corporations Act* (Ontario), as well as the relevant securities regulatory instruments, in order to ensure that directors exercise independent judgment in considering transactions and agreements in respect of which a director or officer has a material interest. Each director is required to declare the nature and extent of his interest and is not entitled to vote at meetings which involve such conflict.

Nomination of Directors

During 2014 the Board performed the functions of a nominating committee with the responsibility for the appointment and assessment of directors. In March of 2015 the Board appointed a Nominating and Corporate Governance Committee comprised of Messrs. Steven Goldman (Chair), John Kime and Martin Thrasher.

The Nominating and Corporate Governance Committee is responsible for determining the appropriate criteria for selecting and assessing potential directors and selects candidates for nomination to the Board accordingly. At such time as it is determined that a new director is desirable, the Nominating and Corporate Governance Committee will engage in various activities to ensure an effective process for selecting candidates for nomination, including developing criteria for the selection of a new director, developing and maintaining a director skills matrix (identifying the desired competencies, independence, expertise, skills, background and personal qualities that are being sought in potential candidates), identifying and recommending individuals qualified and suitable to become directors, the Chairman of the Board, the CEO and/or other directors will meet with potential new candidates prior to nomination to discuss the time commitments and performance expectations of the position and formal approval will be sought and obtained from the Board in respect of candidates for nomination.

Compensation

Please see "Statement of Executive Compensation" for further discussion.

Assessments

The Board does not formally review the contribution and effectiveness of the Board, its committees or its members. The Board believes that its size facilitates an informal process of discussion and evaluation.

Given the formation of the Nominating and Corporate Governance Committee the Company may invoke more formal procedures to assess the Board and its committees in the future.

Committees

In addition to the Compensation Committee, the Board also has an Audit Committee and Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee is currently composed of the following three members: Messrs. John Kime (Chair), Martin Thrasher and Steven Goldman, each of whom are independent directors for the purposes of National Instrument 52-110 – "Audit Committees", and each of whom are financially literate. In addition to other duties, the Audit Committee reviews all financial statements, annual and interim, intended for circulation among shareholders and reports upon these to the Board. In addition, the Board may refer to the Audit Committee other matters and questions relating to the financial position of the Company and its affiliates. There were four (4) meetings of the Audit Committee during the fiscal year ending December 31, 2014. The full text of the Audit Committee's charter is attached as Schedule "A".

Nominating and Corporate Governance Committee

The Nominating and Governance Committee was formed in March 2015 and is composed of Messrs. Steven Goldman (Chair), John Kime and Martin Thrasher, each of whom is an independent director for the purposes of National Instrument 52-110. The Board has adopted a Nominating and Governance Committee mandate, a copy of which is published on the Company's website (www.firstservice.com). The Nominating and Governance Committee, among other things, is responsible for identifying and recommending to the Board appropriate director nominee candidates. In addition, the Nominating and Governance Committee is responsible for advising the Board with respect to the Board's composition, procedures and committees and developing, recommending and monitoring Tribute's corporate governance and other policies, assisting the Board and the committees in their annual review of their performance and their charters, reviewing and making recommendations to the Board with respect to the compensation of directors, succession plans and undertaking such other initiatives that may be necessary or desirable to enable the Board to provide effective corporate governance.

Audit Committee Member Information

John J. Kime, Director. Mr. Kime has been a Director since December 2000. Mr. Kime has been the President and CEO of iBD Advisors Inc., a privately-owned Canadian company providing guidance to Canadian and international companies on site location needs and business considerations connected with their plans to locate and expand in North America since October 2007. Prior to assuming his responsibilities at iBD Advisors, Mr. Kime was the President and CEO of the London Economic Development Corporation, a public/private partnership with responsibility for providing economic development services to the city of London, Ontario, Canada, from August 1998 to October 2007. From 1991 to 1998, Mr. Kime served as Director of International Development for Big 'O' Inc., a company engaged in the development of manufacturing technologies used in the control and containment of water, chemicals and other substances. Mr. Kime has a BA from The University of Western Ontario. Mr. Kime has been chosen to be a Director in light of his significant business operating, accounting and financial experience.

F. Martin Thrasher, Director. Mr. Thrasher has been a director of the Company since April 22, 2009. Mr. Thrasher is a seasoned international executive. After graduating from the Richard Ivey School of Business in Toronto, Mr. Thrasher spent over 30 years working around the globe for companies such as General Foods from 1973 to 1977, McCormick & Co from 1977 to 1988, Campbell Soup Co. from 1988 to 2001 and ConAgra Foods Inc. from 2001 to 2004. Mr. Thrasher has lived and worked in Canada, Australia, Belgium and the U.S. His responsibilities with Campbell Soup Co. included positions as President, International Grocery and President, North America Grocery. At ConAgra Foods Inc., he was President of

the Retail Products Co, a $9 billion business with over 30,000 employees. Mr. Thrasher has been President of FMT Consulting, a boutique advisory and consulting firm since August 2004. Mr. Thrasher was chosen as a Director in light of his significant international business experience with Fortune 500 companies.

Steven H. Goldman, Director. Mr. Goldman is an accomplished lawyer and business leader who became a Director in April 2010. He is currently a partner in the Toronto law firm of Goldman Hine LLP. Before joining that firm, he successfully led the restructuring and turnaround of the Speedy Auto Service and Minute Muffler franchise systems as their President and CEO from December 2007 until December 2009. Mr. Goldman graduated from Carleton University in 1976 (BA, President's Medal) and from Queen's University in 1980 (LLB/JD). Mr. Goldman was called to the Bar in Ontario in 1982. He is a member of the Law Society of Upper Canada, the American Bar Association Forum on Franchising, the Institute of Corporate Directors and an executive member of the Ontario Bar Association (Franchise section). Mr. Goldman was a Director and member of the Company's audit committee from December 2000 until June 2005, and was formerly director of Alegro Health Corp. (now known as Centric Health Corp.) from June 2008 to May 2009. Mr. Goldman was chosen as a Director in light of his practical business and legal experience.

Reliance on Exemptions

During the fiscal year ended December 31, 2014, the Company relied on the exemption provided by section 6.1 of National Instrument 52-110 – Audit Committees, which provides that the Company, as a venture issuer, is not required to comply with Part 3 (Composition of Audit Committee) and Part 5 (Reporting Obligations) of NI 52-110.

Engagement of the Independent Auditor

The Audit Committee is responsible for approving every engagement of the Company's external auditor to perform audit or non-audit services for the Company before the external auditor is engaged to provide those services. Under applicable Securities & Exchange Commission rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors' independence. The Securities & Exchange Commission's rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establishes the Audit Committee's responsibility for administration of the engagement of the independent auditors.

Consistent with the Securities & Exchange Commission's rules, the Audit Committee charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to the Company or any of the Company's subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee's pre-approval policy provides as follows:

- First, once a year when the base audit engagement is reviewed and approved, management will identify all other services (including fee ranges) for which management knows it will engage its external auditor for the next 12 months. Those services typically include quarterly reviews, certifications to lenders as required by financing documents, consultations on new accounting and disclosure standards and reporting on management's internal controls assessment.
- Second, if any new 'unlisted' proposed engagement arises during the year, the engagement will require approval of the Audit Committee.

External Auditor Service Fees

The shareholders have appointed McGovern, Hurley, Cunningham LLP as the Company's independent auditors for the fiscal years ended December 31, 2014 and 2013.

As defined by applicable securities laws, (i) "audit fees" are fees for professional services rendered by the Company's principal accountant for the audit of our annual financial statements and review of financial statements included in the Company's Form 10-Q filings, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) "audit-related fees" are fees for assurance and related services by the Company's principal accountant that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "audit fees"; (iii) "tax fees" are fees for professional services rendered by the Company's principal accountant for tax compliance, tax advice, and tax planning; and (iv) "all other fees" are fees for products and services provided by the Company's principal accountant, other than the services reported under "audit fees" , "audit-related fees", and "tax fees".

Audit Fees

Audit fees consist of fees recorded for professional services rendered for the audit of the Company's financial statements and services that are normally provided in connection with statutory and regulatory filings. The aggregate fees recorded by the Company for the 2014 and 2013 audit were approximately $153,200 and $155,000, respectively.

Audit-Related Fees

Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not under "Audit Fees." There were no audit- related fees in 2014 and 2013.

Tax Fees

The Company does not engage its principal accountant to assist with the preparation or review of the Company's annual tax filings. The Company does, however, engage an outside tax consultant to provide this service. The Company recorded an expense of $5,625 and $5,068 for 2014 and 2013, respectively.

All Other Fees

The aggregate fees recorded by the Company for 2014 and 2013 related to the public offering were $21,930 and $nil, respectively.

STATEMENT OF EXECUTIVE COMPENSATION

Securities law requires that a "Statement of Executive Compensation" in accordance with Form 51-102F6 be included in this Management Information Circular. Form 51-102F6 prescribes the disclosure requirements in respect of the compensation of the executive officers and directors of reporting issuers. Form 51-102F6 provides that compensation disclosure must be provided for the Chief Executive Officer and Chief Financial Officer of an issuer and each of the issuer's three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer and other than an executive officer whose total salary and bonus does not exceed $150,000. Based on these requirements, the executive officers of the Company for whom disclosure is required under Form 51-102F6 are Mr. Robert Harris (President and Chief Executive Officer), Mr. Scott Langille (Chief Financial Officer) Ms. Janice M. Clarke (VP of Finance and Administration), Mr. Bernie Chiasson (Chief Scientific Officer) and Mr. Murray Kosch (VP Sales and Marketing). For the purposes of this section of this Management Information Circular, Mr. Harris, Mr. Langille and Ms. Clarke shall be referred to as the "**Named Executive Officers**".

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The compensation philosophy of the Company is to provide market competitive pay to employees and reward them for their contribution to the operating and financial performance of the Company and the success in implementing the Company's short-term and long-term strategies.

The objectives of the compensation program are: (i) to attract and retain individuals critical to the success of the Company; (ii) to reward performance of individuals by recognizing their contribution to the Company; (iii) to align the interests of the Named Executive Officers and the broader management group, with shareholders' interest and the execution of the Company's strategic plan; and (iv) to compensate individuals based on their performance and, to the extent applicable, on similar compensation for companies at a comparable stage of development.

Compensation Committee

The Company has established a Compensation Committee which is composed of two directors, Messrs. Martin Thrasher (Chair) and Steven Goldman, each of whom are independent of management. The Compensation Committee meets no less than once each year and is responsible for making recommendations to the Board regarding:

- reviewing and approving the compensation and other terms of employment of the Company's Chief Executive Officer;
- reviewing and approving corporate performance goals and objectives of the Company's executive officers and other senior management; and
- administration of the Company's stock option plan and other benefit plans and programs.

The Compensation Committee makes recommendations to the Board regarding various other matters, and the Board then determines whether to adopt such recommendations as submitted or otherwise.

The Compensation Committee provides guidance with respect to, and the purpose and principles behind, the Company's compensation decisions and overall compensation philosophy and objectives; oversees the Company's compensation policies, plans and programs; and reviews and determines executive officer compensation. The Compensation Committee annually evaluates the performance and determines the compensation of the Chief Executive Officer and the Chief Financial Officer and other senior management of the Company based upon a mix of factors including the achievement of corporate goals, achievement of individual goals, overall individual performance, and comparisons with other companies selected based on size and similar business.

The Compensation Committee did not formally consider the implications of the risks associated with the Company's compensation policies and practices. The Committee did not feel that a formal review was necessary given the size of the Company's business, the composition of the compensation and the size of the management group.

The Company has no policy that precludes an officer or director from purchasing financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held directly or indirectly, by the officer or director.

The Company does not currently anticipate that it will make any significant changes to its compensation policies and practices in the next financial year.

Total Compensation

Total compensation for the Named Executive Officers listed in the summary Compensation Table below is based on the following components: (i) fixed compensation, which includes base salary and benefits; (ii) performance based compensation, which includes annual and long-term incentives; and (iii) other

compensation.

Fixed Compensation

Fixed Compensation includes:

1. Base Salary

   Base salary is determined through formal job evaluation, salary survey data and market comparators. Salary ranges are reviewed annually. Base salaries for all employees are typically increased at contract renewal based on a cost of living factor, such factor being sourced from publicly available salary survey data.

2. Benefits

   Each of the Named Executive Officers and other members of the Company's senior management are enrolled in a benefits plan offering medical, dental, life and long-term disability benefits.

Performance Based Compensation

Performance based compensation includes annual and long-term incentives.

1. Annual Incentives

   The annual incentives of the Chief Executive Officer and Chief Financial Officer are approved by the Board and are dependent upon corporate and individual performance, measured against the strategic plan approved by the Board. The annual incentive pay for other senior management is recommended to the Compensation Committee by the Chief Executive Officer based on corporate, divisional and individual performance measured against the strategic plan.

2. Long-Term Incentives – Stock Option Plan

   The Stock Option Plan was adopted to provide the Company with a share ownership incentive program to attract, retain and motivate qualified directors, officers, full-time employees and consultants of the Company (collectively, "**Service Providers**"). The Stock Option Plan rewards those Service Providers for their contributions toward the long-term goals of the Company. The Stock Option Plan is designed to have common shares acquired as long-term investments.

   The Stock Option Plan is administered by the Board, and at its option, the Compensation Committee of the Board. Subject to the provisions of the Stock Option Plan, the Board is authorized in its sole discretion to make decisions regarding the administration of the Stock Option Plan. Recommendations for stock options are prepared by management and presented to the Board for approval. The Board reviews the proposal, the individual or individuals involved and the terms and conditions proposed before approving the recommendations.

Summary Compensation Table

Name and principal position	Year	Salary	Option-based awards[3]	Non-equity incentive plan compensation CdnS		Pension value	All other compensation[1]	Total compensation
		(CdnS)	(CdnS)	Annual incentive plans[2]	Long-term incentive plans	(CdnS)	(CdnS)	(Cdn$)
Rob Harris	2014	250,000	7,111	Nil	Nil	Nil	22,658	279,769
President and Chief	2013	250,000	30,600	125,000	Nil	Nil	21,846	427,446
Executive Officer	2012	250,000	Nil	Nil	Nil	Nil	23,061	273,061
Scott Langille	2014	200,000	5,818	Nil	Nil	Nil	22,658	228,476
Chief Financial	2013	200,000	30,600	80,000	Nil	Nil	21,846	332,446
Officer	2012	200,000	Nil	Nil	Nil	Nil	18,033	218,033

Janice Clarke VP Finance and Administration	2014	168,508	8,800	16,360	Nil	Nil	6,403	200,071
	2013	170,267	32,800	48,000	Nil	Nil	1,864	252,931
	2012	160,000	9,600	Nil	Nil	Nil	1,800	171,400
Murray Roach VP Sales & Marketing	2014	205,250	8,800	19,000	Nil	Nil	16,458	249,508
	2013	201,058	2,200	57,000	Nil	Nil	19,596	279,854
	2012	190,000	9,600	Nil	Nil	Nil	16,482	216,082
Bernard Chiasson Chief Scientific Officer	2014	242,188	8,800	18,938	Nil	Nil	15,568	285,494

Notes:

(1) Includes auto allowance and taxable benefits

(2) Includes payout of prior year bonus accrual

(3) Calculated based on the Black-Scholes valuation model at the date of grant. The computation of expected volatility is based on the common share market closing price over the period equal to the expected life of the options. The computation of expected life is calculated using the simplified method. The dividend yield is 0.0%, since there is no history of paying dividends and there are no plans to pay dividends. The risk-free interest rate is the Canadian Treasury Bond rate for the period equal to the expected term.

Incentive Plan Awards

Outstanding Option-Based Awards at the end of the Most Recently Completed Financial Year

The below table sets forth information regarding the options held by the Named Executive Officers as at December 31, 2014.

Name	Number of securities underlying unexercised options (#)	Option exercise price (CdnS)	Options expiration date	Value of unexercised in-the-money options (CdnS)
Rob Harris[1]	21,547	0.40	2/06/2019	7,111
	90,000	0.42	6/20/2018	30,600
	857,587	0.57	12/1/2016	411,642
Scott Langille[2]	17,630	0.40	2/06/2019	5,818
	90,000	0.42	6/20/2018	30,600
	701,662	0.57	12/1/2016	336,798
Janice Clarke[3]	26,666	0.40	2/06/2019	8,800
	90,000	0.42	6/20/2018	30,600
	6,666	0.40	2/6/2018	2,200
	20,000	0.57	3/29/2017	9,600
	25,000	0.57	12/1/2016	12,000
	30,000	0.41	6/22/2016	11,100
	10,000	0.68	4/14/2016	Nil
	45,000	0.95	6/30/2015	Nil
Murray Roach[4]	26,666	0.40	2/6/2019	8,800
	6,666	0.40	2/6/2018	2,200
	20,000	0.40	3/29/2017	9,600
	30,000	0.68	12/15/2016	Nil
Bernard Chiasson[5]	26,666	0.40	2/6/2019	8,800
	6,666	0.40	2/6/2018	2,200
	20,000	0.40	3/29/2017	9,600
	17,000	0.39	9/29/18	7,480
	100,000	0.53	N/A	44,000
	15,000	0.57	12/1/2016	4,800

Notes:

(1) In connection with his employment agreement and amended employment agreement, Mr. Harris was granted an option to purchase a total of 1,223,893 common shares. Of these options, 517,138 were time based and the remaining 706,755 of these options were performance based, of which 344,759 have been cancelled as the targets were not achieved. Mr. Harris has also received 90,000 options provided in his role as a director.
(2) In connection with his employment agreement and amended employment agreement, Mr. Langille was granted an option to purchase 1,001,368 common shares. Of these options, 423,113 were time based and the remaining 578,255 of these options were performance based, of which 282,076 have been cancelled as the targets were not achieved. Mr. Langille has also received 90,000 options provided in his role as a director.
(3) Ms. Clarke has received 63,332 as employee performance based options, 165,000 as options provided in her role as board secretary and 25,000 options in connection with her employment agreement signed December 1, 2011.
(4) Mr. Roach has received 53,332 as employee performance based options and 30,000 options in connection with his employment agreement signed December 15, 2011.
(5) Mr. Chiasson has received 153,332 as employee performance based options and 32,000 options in connection with his employment agreement signed November 15, 2012.

Incentive Plan Awards – Value Vested or Earned during the Most Recently Completed Financial Year

The incentive plan awards for each of the Named Executive Officers during 2014 are shown in the table below and are comprised of vested stock options.

Name	Option-based awards – Value vested during 2014 (Cdn$) (1)	Non-equity incentive plan compensation – Value earned during 2014 (Cdn$)
Robert Harris President and Chief Executive Officer	178,084	Nil
Scott Langille Chief Financial Officer	147,996	Nil
Janice M. Clarke VP of Finance and Administration	55,000	16,360
Murray Roach VP Sales Primary Care	2,200	19,000
Bernard Chiasson Chief Scientific Officer	9,955	18,938

Notes:

(1) Calculated as the aggregate dollar value of options vested during the year that would have been realized if the options under the option-based award had been exercised on the vesting date. All options which vested in the year were out-of-money at the time the options vested.

Termination and Change of Control Benefits

Robert Harris – If Mr. Harris' employment is terminated (a) by the Company for any reason other than for Just Cause or Disability (as such terms are defined in Mr. Harris' Executive Employment Agreement) or death, or (b) by Mr. Harris for Good Reason (as such term is defined in the Executive Employment Agreement), Mr. Harris shall be entitled to an amount equal to (i) twice his Annual Salary (as such term is defined in the Executive Employment Agreement) at the time of termination and the Cash Award (as such term is defined in the Executive Employment Agreement) based on achieving 100 to 105% of the applicable EBITDA and Gross Revenue Budgets (as such terms are defined in the Executive Employment Agreements) and (ii) the pro-rated Cash Award for the year in which termination occurs that would be payable based on the actual year to date Gross Revenue and EBITDA performance compared to the year to date agreed upon Gross Revenue and EBITDA Budgets up to an including the last full calendar month prior to the termination, and all outstanding and accrued regular and vacation pay and expenses to

the date of termination. Upon a Control Change (as defined in the Executive Employment Agreement), Mr. Harris shall automatically be entitled to an amount equal to (i) twice his Annual Salary (as such term is defined in the Executive Employment Agreement) at the time of the Control Change and the Cash Award (as such term is defined in the Executive Employment Agreement) based on achieving 100 to 105% of the applicable EBITDA and Gross Revenue Budgets (as such terms are defined in the Executive Employment Agreements) and (ii) the pro-rated Cash Award for the year in which the Control Change occurs that would be payable based on the actual year to date Gross Revenue and EBITDA performance compared to the year to date agreed upon Gross Revenue and EBITDA Budgets up to an including the last full calendar month prior to the Control Change, and (iii) all outstanding and accrued regular and vacation pay and expenses to the date of termination. Furthermore, if Mr. Harris holds any options, rights, warrants or other entitlements for the purchase or acquisition of shares in the capital of the Company, all such rights shall vest immediately and continue to be available for exercise for a period of up to 60 days following the date of termination, after which any such rights shall be void and of no further force and effect. The value of the foregoing payments of (i) and (ii) is estimated to be $1,035,000 assuming termination occurred on May 6, 2015 and that the prorated value of (ii) is calculated based on achieving 100 to 105% of the performance criteria.

Scott Langille – If Mr. Langille's employment is terminated (a) by the Company for any reason other than for Just Cause or Disability (as such terms are defined in Mr. Langille's Executive Employment Agreement) or death, or (b) by Mr. Langille for Good Reason (as such term is defined in the Executive Employment Agreement), Mr. Langille shall be entitled to an amount equal to (i) twice his Annual Salary (as such term is defined in the Executive Employment Agreement) at the time of termination and the Cash Award (as such term is defined in the Executive Employment Agreement) based on achieving 100 to 105% of the applicable EBITDA and Gross Revenue Budgets (as such terms are defined in the Executive Employment Agreements) and (ii) the pro-rated Cash Award for the year in which termination occurs that would be payable based on the actual year to date Gross Revenue and EBITDA performance compared to the year to date agreed upon Gross Revenue and EBITDA Budgets up to an including the last full calendar month prior to the termination, and all outstanding and accrued regular and vacation pay and expenses to the date of termination. Upon a Control Change (as defined in the Executive Employment Agreement), Mr. Langille shall automatically be entitled to an amount equal to (i) twice his Annual Salary (as such term is defined in the Executive Employment Agreement) at the time of the Control Change and the Cash Award (as such term is defined in the Executive Employment Agreement) based on achieving 100 to 105% of the applicable EBITDA and Gross Revenue Budgets (as such terms are defined in the Executive Employment Agreements) and (ii) the pro-rated Cash Award for the year in which the Control Change occurs that would be payable based on the actual year to date Gross Revenue and EBITDA performance compared to the year to date agreed upon Gross Revenue and EBITDA Budgets up to an including the last full calendar month prior to the Control Change, and (iii) all outstanding and accrued regular and vacation pay and expenses to the date of termination. Furthermore, if Mr. Langille holds any options, rights, warrants or other entitlements for the purchase or acquisition of shares in the capital of the Company, all such rights shall vest immediately and continue to be available for exercise for a period of up to 60 days following the date of termination, after which any such rights shall be void and of no further force and effect. The value of the foregoing payments of (i) and (ii) is estimated to be $735,000 assuming termination occurred on May 6, 2015 and that the prorated value of (ii) is calculated based on achieving 100 to 105% of the performance criteria.

Janice Clarke – If Ms. Clarke's employment is terminated by the Company for any other reason other than for Just Cause, Disability or death (as such terms are defined in the Amended and Restated Executive Employment Agreement), by Ms. Clarke for Good Reason (as such term is defined in the Amended and Restated Executive Employment Agreement), or by Ms. Clarke with or without reason during the six month period immediately following a Control Change (as defined in the Executive Employment Agreement), Ms. Clarke shall be entitled to an amount equal to twenty-four months of Annual Salary (as such term is defined in the Executive Employment Agreement) at the time of termination, and all outstanding and accrued regular and vacation pay and expenses to the date of termination. Furthermore, if Ms. Clarke holds any options, rights, warrants or other entitlements for the purchase or acquisition of shares in the capital of the Company, all such rights shall vest immediately and continue to be available for exercise for a period of 30 days following the date of termination, after which any such rights shall be void and of no further force and effect. The value of the foregoing payments is estimated to be $505,000 assuming termination occurred on May 6, 2015.

For the purposes of the above described agreements "good reason" includes the following: (a) a change (other than those that are clearly consistent with a promotion) in the executive's position or duties, responsibilities (including to whom the executive reports and who reports to the executive), title or office, which includes any removal of the executive from or any failure to re-elect or re-appoint the executive to any such positions or offices; (b) a reduction by the Company of the executive's salary, benefits or any other form of remuneration or change in the basis upon which the executive's salary, benefits or any other form of remuneration payable by the Company is determined or any failure by the Company to increase the executive's salary, benefits or other forms of remuneration payable by the Company in a manner consistent (both as to frequency and percentage increase) with practices in effect at the time in question with respect to the senior executives of the Company; (c) any failure by the Company to continue in effect any benefit, bonus, incentive, remuneration or compensation plan, stock option plan, pension plan or retirement plan in which the executive is participating or entitled to participate, or the Company taking any action or failing to take any action that would adversely effect the executive's participation in or reduce the officer's rights or benefits under or pursuant to any such plan, where the Company failing to increase or improve such rights or benefits on a basis consistent with practices in effect at the time in question with respect to the senior executives of the Company; (d), with respect to Ms. Clarke, any failure by the Company to provide the executive with the number of paid vacation days to which she was entitled at the time in question or the Company failing to increase such paid vacation on a basis consistent with practices in effect at the time in question with respect to the senior executives of the Company; (e) the Company taking any action to deprive the executive of any material fringe benefit not hereinbefore mentioned and enjoyed by him or her immediately prior to the time in question, or the Company failing to increase or improve such material fringe benefits on a basis consistent with practices in effect at the time in question with respect to the senior executives of the Company; (f) any breach by the Company of any material provision of the agreement; (g) with respect to each executive, the good faith determination by the executive that constructive dismissal of the executive has occurred; or (h) the failure by the Company to obtain, in a form satisfactory to the executive, an effective assumption of its obligations hereunder by any successors to the Company, including a successor to a material portion of its business.

For the purposes of the employment agreements a "Control Change" means (a) the acquisition or continued ownership of shares of the Company and/or securities ("Convertible Securities") convertible into, exchangeable for or representing the right to acquire shares of the Company as a result of which a person, group of persons or persons acting jointly or in concert or persons associated or affiliated (within the meanings of the *Business Corporations Act* (Ontario)) with any such person, group of persons or any of such persons acting jointly or in concert (collectively, the "Acquirors") beneficially own shares of the Company and/or Convertible Securities such that, assuming only the conversion, exchange or exercise of Convertible Securities beneficially owned by the Acquirors, the Acquirors would beneficially own shares of the Company that would entitle the holders thereof to cast more than 50% of the votes cast attaching to all shares of the Company that may be cast to elect members of the Board; and (b) exercise of voting power over all or any such shares of the Company so as to cause or result in the election of such number of directors of the Company as would constitute a majority of the Board and who were not incumbent directors.

Director Compensation

The following table sets out the total compensation earned by each non-executive director who served in that capacity for any part of the most recently completed financial year:

Name	Fees earned or paid in cash (CdnS)	Option-based awards (CdnS)	All other compensation (Cdn$)	Total (CdnS)
Steven Goldman (1)(3)	14,000	Nil	Nil	14,000
John Gregory	9,700	Nil	Nil	9,700
John Kime (1)	17,500	Nil	Nil	17,500
Arnold Tenney	13,950	Nil	78,000 (3)(4)	91,950
F. Martin Thrasher (1)(2)	14,000	Nil	Nil	14,000

Notes:

(1) Audit committee member

(2) Compensation committee member

(3) The Company entered into a financial advisory and consulting agreement with LMT. In consideration for services provided under this agreement, LMT received options to purchase 200,000 common shares of the Company which fully vested on January 3, 2015.

(3) Calculated based on the Black-Scholes valuation model at the date of grant. The computation of expected volatility is based on the common share market closing price over the period equal to the expected life of the options. The computation of expected life is calculated using the simplified method. The dividend yield is 0.0%, since there is no history of paying dividends and there are no plans to pay dividends. The risk-free interest rate is the Canadian Treasury Bond rate for the period equal to the expected term.

Option-based awards

The following table sets out details, as at December 31, 2014, of options held by each non-executive director who served in that capacity for any part of the most recently completed financial year:

Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (Cdn$)	Option Expiration Date	Value of Unexercised In-the-Money Options (Cdn$)[1]
Steven Goldman	90,000 30,000 90,000	0.42 0.41 0.95	June 20, 2018 June 22,2016 June 30, 2015	5,100 10,200 Nil
John Gregory	90,000 30,000 90,000	0.42 0.41 0.95	June 20, 2018 June 22,2016 June 30, 2015	5,100 10,200 Nil
John Kime	90,000 30,000 90,000	0.42 0.41 0.95	June 20, 2018 June 22, 2016 June 30, 2015	5,100 10,200 Nil
Arnold Tenney	90,000 30,000 105,000	0.42 0.41 0.95	June 20, 2018 June 22, 2016 June 30, 2015	5,100 10,200 Nil
F. Martin Thrasher	90,000 30,000 90,000	0.42 0.41 0.95	June 20, 2018 June 22, 2016 June 30, 2015	5,100 10,200 Nil

Notes:

(1) Calculated as the aggregate dollar value of options vested during the year that would have been realized if the options under the option-based award had been exercised on the vesting date.

Name	Option-based awards – Value vested during 2014 (Cdn$)	Non-equity incentive plan compensation – Value earned during 2014 (Cdn$)
Steven Goldman	10,200	Nil
John Gregory	10,200	Nil
John Kime	10,200	Nil
Arnold Tenney	10,200	Nil

Name	Option-based awards – Value vested during 2014 (Cdn$)	Non-equity incentive plan compensation – Value earned during 2014 (Cdn$)
F. Martin Thrasher	10,200	Nil

Notes:

(1) Calculated as the aggregate dollar value of options vested during the year that would have been realized if the options under the option-based award had been exercised on the vesting date. All options which vested in the year were out-of-money at the time the options vested.

Directors are paid fees for their services as directors. Each director receives an annual base fee of $6,000 per year. In addition, non-executive directors also receive $500 per each half day for Board meetings in excess of five (5) meetings attended. The chairman of the Board and the chairman of the Audit Committee receives an additional fee of $4,000 per year, each Audit Committee member receives an additional fee of $4,000 per year and each Compensation Committee member receives and additional $1,000 per year. The secretary receives an annual base fee of $6,000 per year. Non-executive directors are entitled to receive compensation to the extent that they provide services to the Company at rates that would be charged by such directors for such services to arm's length parties. Directors are also entitled to participate in the Stock Option Plan and, at the time of joining the Board, directors are granted options to purchase common shares. During the year ended December 31, 2013, 90,000 options vesting over a three (3) year term were granted to each director and the secretary of the Board.

Equity Compensation Plan Information

The following table sets forth aggregated information as at December 31, 2014 with respect to compensation plans of the Company under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,834,991	$0.55	4,612,633
Equity compensation plans not approved by security holders	Nil	Nil	Nil
Total	4,834,991	$0.55	4,612,633

General Description of the Stock Option Plan

The Stock Option Plan is administered by the Board or, if applicable, by the Compensation Committee. A full copy of the Stock Option Plan is available to shareholders of the Company upon request.

The following is a brief description of the principal terms of the Stock Option Plan, which description is qualified in its entirety by the terms of the Stock Option Plan:

1. The aggregate number of common shares which may be issued and sold under the Stock Option Plan will not exceed 10% of the issued and outstanding shares at the time of grant of any option under the Stock Option Plan.

2. The option price of any common shares in respect of which an option may be granted shall be fixed by the Board provided that the minimum exercise price shall not be less than the last closing price of the common shares on the OTCQX International before the date of grant less the applicable permitted discount.

3. Stock options under the Stock Option Plan may be granted by the Board or the Compensation Committee to directors, senior officers, employees or consultants of the Company, collectively known as the "Participants".

4. Options granted under the Stock Option Plan are exercisable over a period not exceeding five years, provided that notwithstanding the foregoing, if the term of any Option granted under the Stock Option Plan ends on a day occurring during a blackout period (being the period imposed by the Company during which insiders are prohibited from trading in the securities of the Company), such option shall continue to be exercisable until 5:00 p.m. on the tenth trading day following the end of such black-out period.

5. At the discretion of the Board or the Compensation Committee, options granted may vest immediately on the date of grant or in stages.

6. The aggregate number of shares that can be issued under the Stock Option Plan is restricted as follows:

(a) no options shall be granted to any Participant if the total number of Shares issuable to such Participant under the Stock Option Plan, together with any common shares reserved for issuance to such Participant under options for services or any other stock option plans, would exceed 5% of the issued and outstanding common shares;

(b) no Options shall be granted to any Participant if such grant could result, at any time, in the number of common shares reserved for issuance pursuant to options or other stock options granted to insiders exceeding 10% of the issued and outstanding common shares;

(b) no Options shall be granted to any Participant if such grant could result, at any time, in the issuance to insiders, within a one-year period, of a number of common shares exceeding 10% of the issued and outstanding common shares;

(c) no Options shall be granted to any Participant if such grant could result, at any time, in the issuance to any one insider and such insider's associates, within a one-year period, of a number of common shares exceeding 5% of the issued and outstanding common shares;

(d) the issuance to any one Participant within a one-year period, of a number of common shares purchasable upon the exercise of options granted during such a one-year period shall not exceed 5% of the issued and outstanding common shares;

(e) the number of common shares reserved for issuance pursuant to options granted to consultants shall not exceed 2% of the issued and outstanding common shares; and

(f) the number of common shares reserved for issuance to persons employed in investor relations activities shall not exceed 2% of the issue and outstanding common shares

7. In the event the Company proposes to amalgamate, merge or consolidate with any other corporation (other than a wholly-owned subsidiary) or to liquidate, dissolve or wind-up, or in the event an offer to purchase or repurchase the common shares of the Company or any part thereof shall be made to all or substantially all holders of common shares of the Company, the Company has the right to permit the exercise of all such options within the 20 day period next following the date of such notice and to determine that upon the expiration of such 20 day period, all rights of the Participant to such options or to exercise same (to the extent not theretofore exercised) shall terminate;

8. In the event of the sale by the Company of all or substantially all of the assets of the Company as an entirety or substantially as an entirety so that the Company shall cease to operate as an active business,

any outstanding option may be exercised as to all or any part of the optioned shares in respect of which the Participant would have been entitled to exercise the option in accordance with the provisions of the Stock Option Plan at the date of completion of any such sale at any time up to and including, but not after the earlier of: (i) the close of business on that date which is 30 days following the date of completion of such sale; and (ii) the expiry of the options; but the Participant shall not be entitled to exercise the option with respect to any other optioned shares

9. No option is transferable or assignable by the Participant other than by will or the laws of descent and distribution and an option shall be exercisable during his or her lifetime only by the Participant.

10. The Board may, without shareholder approval, amend, vary or discontinue the Stock Option Plan at any time subject to certain regulatory restrictions. Any such amendment, variance or discontinuance of the Stock Option Plan is subject to the approval thereof by any stock exchanges on which the common shares are listed and posted for trading. In addition, certain types of amendments also require shareholder approval.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

Since the beginning of the last completed financial year and up to May 6, 2015, no director, executive officer or employee or former executive officer, director or employee of the Company or any of its subsidiaries was indebted to the Company.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Company provides insurance for the benefit of the directors and officers of the Company against liability incurred by them in these capacities. The current annual policy limit is $5,000,000. Protection is provided to directors and officers for certain wrongful acts or omissions done or committed during the course of their duties as such. Under the policy, the Company is reimbursed for payments which it is required or permitted to make to its directors and officers to indemnify them. The current annual premium is $37,800. No claims have been made under the policy.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

For the fiscal year ended December 31, 2014 and for the period from January 1, 2015 to the date hereof, informed persons of the Company, proposed directors and associates and affiliates of any such persons did not have an interest in any transactions or proposed transactions which have materially or would materially affect the Company.

REGISTRAR AND TRANSFER AGENT

TMX Equity Transfer Services, 200 University Avenue, Suite 300, Toronto, Ontario M5H 4H1, is the registrar and transfer agent for the Company's common shares.

OTHER BUSINESS

Management of the Company knows of no amendment, variation or other matter to come before the Meeting other than those set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, however, the accompanying proxy will be voted on such matter in accordance with the best judgment of the person or persons voting the proxy.

ADDITIONAL INFORMATION

Additional information relating to the Company can be found on SEDAR at www.sedar.com or SEC at www.sec.com. Financial information is provided in the Company's comparative financial statements and

management discussion and analysis. Copies of the Company's financial statements and management discussion and analysis may be obtained, without charge, upon request to the Chief Financial Officer at Tribute Pharmaceuticals Canada Inc., 151 Steeles St E, Milton, ON L9T 1Y1; Tel: (519) 434-1540; Fax: (519) 434-4382.

APPROVAL OF DIRECTORS

The contents and the sending of this Management Information Circular have been approved by the directors of the Company.

DATED as of the 6th day of May, 2015.

"Robert Harris"
ROBERT HARRIS
President and Chief Executive Officer

SCHEDULE "A"
TRIBUTE PHARMACEUTICALS CANADA INC.
(the "Company")
AUDIT COMMITTEE CHARTER

PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of the Company is to provide an open avenue of communication between management, the Company's independent auditor and the Board to assist the Board in its oversight of:

- the integrity, adequacy and timeliness of the Company's financial reporting and disclosure practices;
- the Company's compliance with legal and regulatory requirements relating to financial reporting; and
- the independence and performance of the Company's independent auditor.

The Committee shall also perform any other activities consistent with this Charter, the Company's articles and governing laws as the Committee or Board deems necessary or appropriate.

The Committee shall consist of at least three directors. Members of the Committee shall be appointed by the Board and may be removed by the Board in its discretion. The members of the Committee shall elect a Chairman from among their number. All of the members of the Committee must be "independent" and "financially literate" as such terms are defined in National Instrument 52-110 "Audit Committees" (the "Instrument"), subject to the exemptions provided in the Instrument. The quorum for a meeting of the Committee is a majority of the members. With the exception of the foregoing quorum requirement, the Committee may determine its own procedures.

The Committee's role is one of oversight. Management is responsible for preparing the Company's financial statements and other financial information and for the fair presentation of the information set forth in the financial statements in accordance with generally accepted accounting principles ("GAAP"). Management is also responsible for establishing internal controls and procedures for maintaining the appropriate accounting and financial reporting principles and policies designed to ensure compliance with accounting standards and all applicable laws and regulations.

The independent auditor's responsibility is to audit the Company's financial statements and provide its opinion, based on its audit conducted in accordance with generally accepted auditing standards, that the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in accordance with GAAP.

The Committee is responsible for recommending to the Board, the independent auditor to be nominated for the purpose of auditing the Company's financial statements, preparing or issuing an auditor's report or performing other audit, review or attest services for the Company, and for reviewing and recommending the compensation of the independent auditor. The Committee is also directly responsible for the evaluation of, and oversight of, the work of the independent auditor. The independent auditor shall report directly to the Committee.

AUTHORITY AND RESPONSIBILITIES

1. Monitor the adequacy of this Charter and recommend any proposed changes to the Board.

2. Review the appointments of the Company's Chief Financial Officer and any other key financial executives involved in the financial reporting process.

3. Review with management and the independent auditor the adequacy and effectiveness of the Company's accounting and financial controls and the adequacy and timeliness of its financial reporting processes.

4. Review with management and the independent auditor, the annual financial statements and related documents and review with management the unaudited quarterly financial statements and related documents, prior to filing or distribution, including matters required to be reviewed under applicable legal or regulatory requirements.

5. Where appropriate and prior to release, review with management any news releases that disclose annual or interim financial results or contain other significant financial information that has not previously been released to the public.

6. Review the Company's financial reporting and accounting standards and principles and significant changes in such standards or principles or in their application, including key accounting decisions affecting the financial statements, alternatives thereto and the rationale for decisions made.

7. Review the quality and appropriateness of the accounting policies and the clarity of financial information and disclosure practices adopted by the Company, including consideration of the independent auditor's judgment about the quality and appropriateness of the Company's accounting policies. This review may include discussions with the independent auditor without the presence of management.

8. Review with management and the independent auditor significant related party transactions and potential conflicts of interest.

9. Pre-approve all non-audit services to be provided to the Company by the independent auditor.

10. Monitor the independence of the independent auditor by reviewing all relationships between the independent auditor and the Company and all non-audit work performed for the Company by the independent auditor.

11. Establish and review the Company's procedures for the:

    - receipt, retention and treatment of complaints regarding accounting, financial disclosure, internal controls or auditing matters; and
    - confidential, anonymous submission by employees regarding questionable accounting, auditing and financial reporting and disclosure matters.

12. Conduct or authorize investigations into any matter that the Committee believes is within the scope of its responsibilities. The Committee has the authority to retain independent counsel, accountants or other advisors to assist it, as it considers necessary, to carry out its duties, and to set and pay the compensation of such advisors at the expense of the Company.

13. Perform such other functions and exercise such other powers as are prescribed from time to time for the audit committee of a reporting company in Parts 2 and 4 of the Instrument, relevant legislation and the articles of the Company.